UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2009
Technitrol, Inc.
(Exact name of registrant as specified in its charter)

PA	001-05375	23-1292472

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA	19053

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 942-8400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 22, 2009, Technitrol, Inc. (the “Company”) issued $50 million aggregate principal amount of convertible senior notes due 2014 (the “Notes”) to certain investors who are both qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended the “Securities Act”) and accredited investors (within the meaning of Rule 501 as promulgated under the Securities Act). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 22, 2009, between the Company and Wells Fargo Bank, National Association, as trustee. The Notes are senior unsecured obligations of the Company, will pay interest semiannually at a rate of 7.00% per annum and will mature on December 15, 2014. The net proceeds from the offering were approximately $46 million after deducting estimated expenses and commissions to the placement agent. The Company intends to use the proceeds of the offering to repay a portion of the indebtedness outstanding under the Company’s secured credit facility.
Holders of the Notes may convert their Notes based on an initial conversion rate of 156.6465 shares per $1,000 principal amount of Notes (equal to an initial conversion price of approximately $6.38 per share, representing an 18% conversion premium based on the closing price of $5.41 per share on December 15, 2009) at any time prior to the maturity date. The initial conversion rate will be adjusted for certain events. The Company will satisfy any conversion of the Notes with shares of the Company’s common stock.
The Notes will not be redeemable at the Company’s option. Holders of the Notes will not have the right to require the Company to repurchase their Notes prior to maturity except in connection with the occurrence of certain fundamental change transactions. The Notes may be accelerated upon an event of default (such as the failure to pay principal or interest when due or deliver consideration upon conversion, the acceleration of other indebtedness, certain change in control transactions, final judgments for the payment of $15 million or more not discharged in a timely manner, failure to give timely notice of a fundamental change, or failure to comply with any other terms of the Notes or Indenture) and will be accelerated upon bankruptcy, insolvency, appointment of a receiver and similar events with respect to the Company.
The shares of common stock issuable upon conversion of the Notes will not be registered for resale on a shelf registration statement. If the Company fails to file any annual, quarterly or current report during the six month period beginning six months after the issuance of the Notes, the Company will pay additional interest of .25% per annum for each day the Company has failed to file or the Notes are not freely tradable. Additionally, the Company will pay additional interest of .25% per annum if the Notes are not freely tradable or still contain a restrictive legend at any time after one year following the issuance of the Notes.
To permit the offering of the Notes, on December 22, 2009, the Company entered into Amendment No. 2 (the “Amendment”) to that certain Credit Agreement, dated as of February 28, 2008, and amended and restated as of February 19, 2009, as amended, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto (the “Credit Agreement”). The Company will use the net proceeds from the issuance of the Notes to pay down its revolving credit line under the Credit Agreement, and the lenders’ revolving credit commitment will be permanently reduced to $100 million. Effective upon the sale of the Notes, changes will be made to the leverage ratio and fixed charge coverage ratio required under the Credit Agreement. Additionally, the Notes will be excluded from funded debt for purposes of the leverage ratio. The Credit Agreement will continue to be secured by assets of the Company and certain subsidiaries, as at present, through the remainder of its term ending on February 28, 2013.
The Company offered and sold the Notes to the purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Notes may be resold or transferred to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.
The summary of each of the Indenture, the Notes and the Amendment is qualified in its entirety by reference to the text of the documents, which are included as exhibits hereto and are incorporated herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On December 22, 2009, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture between the Company and Wells Fargo Bank, National Association, dated as of December 22, 2009.

4.2	Form of 7.00% Convertible Senior Note due 2014 (included in Exhibit 4.1).

10.1
Amendment No. 2, dated as of December 22, 2009, to the Credit Agreement, dated February 28, 2008, and amended and restated as of February 19, 2009, as amended, by and among the Company, certain of its subsidiaries, JPMorgan, as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto.

99.1	Press Release dated December 22, 2009 announcing the closing of the Notes offering.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.
Date: December 23, 2009	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture between the Company and Wells Fargo Bank, National Association, dated as of December 22, 2009.

4.2	Form of 7.00% Convertible Senior Note due 2014 (included in Exhibit 4.1).

10.1
Amendment No. 2, dated as of December 22, 2009, to the Credit Agreement, dated February 28, 2008, and amended and restated as of February 19, 2009, as amended, by and among the Company, certain of its subsidiaries, JPMorgan, as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto.

99.1	Press Release dated December 22, 2009 announcing the closing of the Notes offering.